UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 16, 2018
(Earliest Event Date requiring this Report: May 15, 2018)

CAPSTONE COMPANIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	0-28331	84-1047159
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
350 Jim Moran Blvd., Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)
(954) 570-8889, ext. 313
(Registrant's telephone number, including area code)

Item 1.01  Definitive Agreement

On May 15, 2018, Capstone Companies, Inc., a Florida corporation, (the "Company") entered into a sublease agreement to rent an estimated 4,694 rentable square feet of office space at 431 Fairway Drive,  Suite 200, Deerfield Beach, Florida 33441, located in Broward County.  The Company intends to relocate its current principal executive offices at 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442, to 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441, on or about July 1, 2018.  The new sublease expires on January 31, 2020, and provides for an initial base rent of $4,389.55 per month from commencement through January 31, 2019 and then a base rent of $4,522.43 per month from February 1, 2019 until expiration of lease on January 31, 2020 and a Common Area Charge estimated to be $2,992.09 per month. The location move is required to facilitate planned sales staff expansion and the need for a product showroom.

ITEM 9.01.    Financial Statements and Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1	Office Sublease between Capstone Companies, Inc. and JM Family Enterprises, Inc., dated May 15, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

By: /s/ James McClinton
James McClinton, Chief Financial Officer
Dated: May 16, 2018